CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN REPLACED WITH ASTERISKS AND FILED SEPARATELY WITH THE SEC UNDER A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 OR RULE 406.

11409 Valley View Road Eden Prairie, MN 55344-3617 www.nve.com

CONFIDENTIAL

May 10, 2010

Mr. Marcel Hausmann
Phonak AG
Laubisrütistrasse 28
CH-8712 Stäfa
Switzerland

Dear Mr. Hausmann,

This Letter of Intent confirms the understandings between NVE Corporation, a Minnesota corporation (“NVE”), and Phonak AG, an entity as defined in Section 1.5 of the Supply Agreement executed May 1, 2009 by and between NVE and Phonak (“Phonak”). By executing this Letter of Intent, the parties agree to amend the Supply Agreement executed May 1, 2009 by and between NVE and Phonak (the “Supply Agreement”).

The terms of the Supply Agreement amendment shall be as follows:

1. Term
The term of the Supply Agreement shall be extended through March 31, 2015.

2. Products
Products within the scope of the Supply Agreement (“Products”) shall be expanded to include NVE part number ** spintronic magnetic sensors.

3. Usage
During the extended term of the Supply Agreement, Phonak shall agree to purchase at least ** of the unit volume of magnetic sensors used in Phonak’s hearing instruments to detect the presence of telephones or other audio devices. Magnetic sensors subject to this requirement shall include the “Easy Phone” feature in Phonak’s hearing instruments.

4. Pricing
Starting on the execution date of this Letter of Intent, NVE agrees to provide the following ** pricing to Phonak for Products:

Period
		Agreement Date to 31 March 2011	1 April 2011 to 31 March 2012	1 April 2012 to 31 March 2013	1 April 2013 to 31 March 2014	1 April 2014 to 31 March 2015
Volume	**	$**	$**	$**	$**	$**
	**	$**	$**	$**	$**	$**
	**	$**	$**	$**	$**	$**
	**	$**	$**	$**	$**	$**
	**	$**	$**	$**	$**	$**

The specified pricing assumes that Phonak will migrate a substantial portion of its purchases to NVE’s new ** Products over the next few years. NVE and Phonak will mutually define targets for Product part type volume mix in the Supply Agreement amendment.

5. Original Agreement and Confidentiality
Except as specifically described herein, nothing in this Letter of Intent is intended to eliminate, modify, or otherwise amend the terms of the Supply Agreement, including the confidentiality provisions of Section 16 therein. The provisions of Section 16 of the Supply Agreement also apply to this Letter of Intent.

If this Letter of Intent is acceptable to you, please execute the acknowledgment appearing below on the two copies provided to you and return one of the copies to the undersigned no later than May 12, 2010. This Letter of Intent may be executed via fax.

Sincerely,

NVE Corporation By /s/ Daniel A. Baker Daniel A. Baker President and CEO

Acknowledged and agreed to this
12 day of May, 2010.

Phonak AG

By  /s/ Paul Schurter
 Paul Schurter , Corporate Procurement
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